Exhibit 10.1

Ensco plc 2018 Long-Term Incentive Plan
(As Effective May 21, 2018)
SECTION 1.
GENERAL PROVISIONS RELATING TO
PLAN GOVERNANCE, COVERAGE AND BENEFITS
Section 1.1    Background and Purpose
Ensco plc, a public limited company incorporated under the laws of England and Wales (the “Company”), has adopted this plan document, entitled “Ensco plc 2018 Long-Term Incentive Plan” (the “Plan”), effective as of May 21, 2018 (the “Effective Date”). This Plan applies to all Incentive Awards granted on or after the Effective Date.
The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase shareholder value by: (a) encouraging the commitment of selected key Employees, (b) motivating superior performance of key Employees by means of long-term performance related incentives, (c) encouraging and providing key Employees with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s shareholders, (d) attracting and retaining key Employees by providing competitive compensation opportunities, and (e) enabling key Employees to share in the long-term growth and success of the Company.
The Plan provides for payment of various forms of compensation. It is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.
As of the Effective Date, the granting of new incentive awards under the Prior Plans will not be permitted. On and after the Effective Date, any Released Prior Plan Shares will become immediately available for grants of Incentive Awards under this Plan and thus will not be available for grants under any Prior Plan.
Section 1.2 Definitions
The following terms will have the meanings set forth below:
(a)Affiliate means any Subsidiary and any other entity that, directly or through one or more intermediaries, is controlled by the Company, as determined by the Committee.
(b)Applicable Law means the requirements relating to the administration of equity-based Incentive Awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Incentive Awards are, or will be, granted under the Plan, including regulations and other authoritative guidance issued thereunder by the appropriate governmental authority, as determined by the Committee.
(c)Board means the then-current board of directors of the Company.
(d)Cash Award means any Incentive Award granted to a Grantee under the Plan that is not valued by reference to, or otherwise based upon, Common Stock.
(e)Cause, when used in connection with the termination of a Grantee’s Employment, unless otherwise provided in the applicable Incentive Agreement, means the termination of the Grantee’s Employment by the Company or any Affiliate by reason of:
(1)the occurrence of any act or omission by the Grantee that results in the Grantee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime

Exhibit 10.1

involving moral turpitude, or, where such Grantee is resident outside the US, the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of any crime by Grantee (other than a road traffic offence for which no custodial sentence is given);
(2)the breach by the Grantee of any policy or written agreement with the Company or any of its Subsidiaries, including, without limitation, the Company’s Code of Business Conduct Policy and any employment or non-disclosure agreement;
(3)the Committee’s determination that the Grantee failed to substantially perform the Grantee’s material duties (other than a failure resulting from the Grantee’s illness or incapacity);
(4)the Grantee’s commission of an act of fraud, embezzlement, misappropriation, intentional misconduct or gross negligence, or breach of fiduciary duty against the Company or any of its Subsidiaries; or
(5)the Committee’s determination that the Grantee willfully failed to carry out or comply with any lawful and reasonable material directive of the Board or the Grantee’s immediate supervisor.
(f)CEO means the then-current Chief Executive Officer of the Company.
(g)Change in Control means a Change in Control of the Company, which will be deemed to have occurred upon any of the following events: (i) a change in the ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of Shares that, together with Shares held by such person or persons acting in concert, constitutes more than fifty percent (50%) of the total voting power of the Shares; (ii) a majority of the members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election; or (iii) a sale of all or substantially all of the assets of Company.
Notwithstanding the foregoing, a “Change in Control” of the Company will not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial owners of the voting Shares immediately before such transaction or series of transactions continue to have a majority of the direct or indirect ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, either (a) own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (b) are the ultimate Parent with direct or indirect ownership of all of the voting Shares after such transaction or series of transactions.
For further clarification, a “Change in Control” of the Company will not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions effected for the purpose of changing the place of incorporation or form of organization of the Company or the ultimate Parent of the Company and its Subsidiaries.
Further, in the case of any item of income under an Incentive Award to which the foregoing definition would otherwise apply with the effect that the tax under Code Section 409A would apply or be imposed on income under such Incentive Award, but where such tax would not apply or be imposed if the meaning of the term “Change in Control” met the requirements of Code Section 409A(a)(2)(A)(v), then the term “Change in Control” herein will mean, but only with respect to the income so affected, a transaction, circumstance or event that constitutes a “Change in Control” (as defined above) and that also constitutes a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5).
The Committee will have full and final authority, which will be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) will be consistent with such regulation.

Exhibit 10.1

(h)Code means the U.S. Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority.
(i)Committee means the Compensation Committee of the Board or such other committee of Directors or other individuals satisfying Applicable Law as appointed by the Board, or by the Compensation Committee, to administer the Plan. To the extent that the Board or an authorized individual acts under the Plan in accordance with a power of the Committee, pursuant to Applicable Law, all rights, powers and authorities vested in the Committee under the Plan with respect thereto will instead be exercised by the Board or such authorized individual, and thus any reference in the Plan to the Committee in such context will be deemed to include a reference to the Board or such authorized individual when acting in such capacity.
(j)Common Stock means the Class A ordinary shares of the Company, nominal value U.S.$0.10 per share, and any class of ordinary shares into which such Class A ordinary shares may hereafter be converted, reclassified or recapitalized.
(k)Company means Ensco plc, a public limited company incorporated under the laws of England and Wales, and any successor in interest thereto.
(l)Date of Grant means the effective date on which an Incentive Award is made to a Grantee as set forth in the applicable Incentive Agreement; provided, however, that for compliance with Section 16 of the Exchange Act or other Applicable Law, the Date of Grant for an Incentive Award will be the date of shareholder approval of the Plan if such date is later than the effective date of such Incentive Award, as applicable.
(m)Director means a Board member.
(n)Disability means, unless otherwise defined in the Incentive Agreement, a permanent and total disability (as defined in Code Section 22(e)(3)), whereby the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee will submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this paragraph, in the event that an Incentive Award is subject to Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Incentive Award will be the definition of “disability” provided under Code Section 409A if and to the extent inconsistent with the above definition.
(o)Dividend Equivalent Right means the right of the Grantee to receive the equivalent value (in cash or in Shares) based on dividends paid on Shares, with respect to the Shares specified in the Grantee’s Incentive Award as if such Shares were held by the Grantee.
(p)Effective Date means May 21, 2018.
(q)Employee means either: (i) where the employee is resident outside the United Kingdom, any employee of the Company (or any Parent or Subsidiary) within the meaning of Code Section 3401(c) including, without limitation, officers who are members of the Board; or (ii) where the employee is resident in the United Kingdom, any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 230(1) of the UK Employment Rights Act 1996.
(r)Employment means that the individual is employed as an Employee by the Company or any Parent, Subsidiary, or other Affiliate, or by any corporation issuing or assuming an Incentive Award in any transaction described in Code Section 424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship will be determined at the time of the corporate action described in Code Section 424(a). In this regard, neither the transfer of an Employee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of an Employee from Employment by any Parent or Subsidiary to Employment by the Company, will be deemed to be a termination of Employment. Moreover, the Employment of an Employee will not be deemed

Exhibit 10.1

to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or written agreement and/or any leave of absence from active Employment on account of maternity leave, paternity leave, adoption leave and/or shared parental leave under a right offered to such Employee under Applicable Law.
Notwithstanding anything herein to the contrary, for purposes of the Plan, the termination of Employment of an Employee will not result in the payment of any amount hereunder that is subject to, and not exempt under, Code Section 409A, unless such termination of Employment constitutes a “separation from service” as defined under Code Section 409A. All determinations hereunder regarding Employment or termination of Employment, and separation from service for purposes of Code Section 409A, will be made by the Committee in its discretion.
(s)Equity Restructuring means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof).
(t)Exchange Act means the U.S. Securities Exchange Act of 1934, as amended, and as interpreted by the rules, regulations and other authoritative guidance issued thereunder by the appropriate governmental entity.
(u)Fair Market Value for a Share as of a particular date means and will be determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in a source that the Committee deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in a source that the Committee deems reliable; or (iii) without an established market for the Common Stock, the Committee will determine the Fair Market Value in its discretion.
(v)Good Reason means (unless a different definition of “Good Reason” is provided in the applicable Incentive Agreement (in which case such definition will apply with respect to the awards issued under that agreement)) the occurrence of one or more of the following events (without the Grantee's express written consent):
(1)a material diminution in the Grantee’s authority, duties or responsibilities within the Company and its Subsidiaries immediately prior to the Change in Control;
(2)a material (i.e., at least ten percent (10%)) reduction in the Grantee’s base salary or bonus compensation formula in effect immediately prior to the Change in Control;
(3)a material reduction in employee benefits, on an aggregated basis, as compared to the coverage or benefits to which the Grantee was entitled immediately prior to the Change in Control under the same or similar plans, programs or policies after the Change in Control; or
(4)for any shore-based, non-expatriate Grantee, a geographical relocation of the Grantee's principal office location by more than 50 miles.
In the event of the occurrence of any of the above listed events and in the event the Grantee wishes to resign from his or her Employment on the basis of occurrence of such event, the Grantee will give notice of the proposed resignation, and the successor entity will have a period of thirty (30) days following its receipt of such notice to remedy the breach or occurrence giving rise to such proposed resignation. In the event the successor entity fails to so remedy said breach or occurrence by expiration of said thirty (30)-day period,

Exhibit 10.1

the Grantee will be deemed to have resigned from his or her Employment for Good Reason for purposes of Section 7.8.
(w)Grantee means any Employee who is granted an Incentive Award under the Plan.
(x)Host Country means the country or residence of the Company or its Subsidiary which has the legal relationship of employer and employee with the Grantee.
(y)Immediate Family means with respect to a Grantee, the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
(z)Incentive Agreement means an agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 7.1. The agreement may be in the form of an award deed and may be written or electronic as determined by the Committee. No officer or director will execute an Incentive Agreement for himself or herself on behalf of the Company.
(aa)Incentive Award means any grant under the Plan to a Grantee of a Nonstatutory Stock Option, ISO, SAR, RSA, RSU, Other Stock-Based Award, Cash Award, or Dividend Equivalent Right.
(bb)    Insider means, while the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, Director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
(cc)    ISO means a stock option granted by the Committee to a Grantee under Section 2, which is designated by the Committee as an incentive stock option and is intended to qualify as an incentive stock option under Code Section 422.
(dd)    Nonstatutory Stock Option means a stock option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an ISO.
(ee)    Option Price means the exercise price at which a Share may be purchased by the Grantee of a Stock Option.
(ff)    Other Stock-Based Award means an Incentive Award granted by the Committee to a Grantee under Section 5.1 that is valued, in whole or in part, by reference to, or is otherwise based upon, Common Stock, and is payable in cash or in Shares.
(gg)    Parent means any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Code Section 424(e).
(hh)    Performance-Based Award means a grant of an Incentive Award under the Plan pursuant to Section 6.
(ii)    Performance Criteria means the business criteria that are specified by the Committee pursuant to Section 6 for an Incentive Award, with the satisfaction of such business criteria during the Performance Period being required in order for the grant and/or vesting of the Incentive Award to occur, as specified in the applicable Incentive Agreement.
(jj)    Performance Period means a period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee’s right to, and the payment value of, any Incentive Award.
(kk)    Person means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

Exhibit 10.1

(ll)    Plan means the Ensco plc 2018 Long-Term Incentive Plan, as effective on the Effective Date, which is set forth herein and as it may be amended from time to time.
(mm)    Plan Maximum means the “Plan Maximum” as defined in Section 1.4.
(nn)    Prior Plans means (i) the Ensco plc 2012 Long-Term Incentive Plan (the “2012 LTIP”), and (ii) the Ensco International Incorporated 2005 Long-Term Incentive Plan, As Revised and Restated on December 22, 2009 and As Assumed by Ensco plc as of December 23, 2009 (the “2005 LTIP”), each as amended from time to time. The terms and conditions of the 2012 LTIP and the 2005 LTIP will each continue to apply to and govern the determination, exercise and payment of the respective stock options and other awards granted under the 2012 LTIP and the 2005 LTIP, as applicable, prior to the Effective Date.
(oo)    Publicly Held Corporation means a corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.
(pp)    Recapitalization means any event in which the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure.
(qq)    Released Prior Plan Share means any Share under a Prior Plan that is the subject of an outstanding stock option or other type of stock incentive award under the Prior Plan, which stock incentive award, on or after the Effective Date is forfeited or terminated, expires unexercised, or in any other manner causes the Share covered by such stock incentive award to be returned to the share pool under the Prior Plan, as determined under the rules in Section 1.5.
(rr)    Restricted Stock means one or more Shares of Common Stock that are issued or transferred to a Grantee pursuant to Section 3, and are subject to certain vesting or other restrictions as set forth in the Plan and in the Grantee’s Incentive Agreement.
(ss)    Restriction Period means the period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted or is subject to a “substantial risk of forfeiture” under Code Section 83 for a Grantee who is subject to U.S. income taxation under the Code.
(tt)    RSA means a “restricted stock award,” which is an authorization by the Committee to issue or transfer Restricted Stock to a Grantee pursuant to Section 3.
(uu)    RSU means a “restricted stock unit,” which is a right granted to a Grantee pursuant to Section 4 which entitles the Grantee to receive one Share, or an amount in cash or other consideration determined by the Committee to be of equal value as of the settlement date, subject to certain vesting conditions and other restrictions as set forth in the Plan or in the Grantee’s Incentive Agreement.
(vv)    Rule 16b-3 means Rule 16b-3 as promulgated under the Exchange Act.
(ww)    SAR means a “stock appreciation right” as described in Section 2.3.
(xx)    SAR Price means the exercise price of each Share covered by a SAR, as determined on its Date of Grant.
(yy)    Securities Act means the U.S. Securities Act of 1933, as amended.
(zz)    Share means a share of Common Stock.
(aaa)    Share Pool means the number of Shares authorized for issuance under Section 1.4, as adjusted for (i) awards and payouts under Section 1.5 and (ii) changes and adjustments as described in Section 7.6.
(bbb)    Spread means the difference between the exercise price per Share specified in a SAR grant and the Fair Market Value of a Share on the date of exercise of the SAR.

Exhibit 10.1

(ccc)    Stock Option means pursuant to Section 2, (i) an ISO or (ii) a Nonstatutory Stock Option. In accordance with Code Section 422, only an Employee may be granted an ISO.
(ddd)    Subsidiary means any entity (whether a corporation, partnership, joint venture or other form of entity), other than the Company, whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain; except that, with respect to the issuance of ISOs, the term “Subsidiary” will have the same meaning as the term “subsidiary corporation” as defined in Code Section 424(f) as required by Code Section 422.
(eee)    Tax Equalization or Hypothetical Tax means the methodology established by the Company, either through general personnel policies or specific agreement, to neutralize, in whole or in part, the tax consequences to Employees assigned to locations outside of the Employee’s home country.
(fff)    Unallocated Prior Plan Shares means any Share that was authorized for issuance under the share pool for a Prior Plan, but such Share, as of the Effective Date, is not subject to an outstanding stock incentive award under such Prior Plan.
(ggg)    Withholding Taxes means any amounts withheld from the Grantee by the Company or any Affiliate (i) to meet the obligation of the Company or any of its Subsidiaries with respect to withholding of taxes or social security contributions imposed by the Host Country or country of the Grantee’s residence or citizenship, as applicable, upon any taxable event for the Grantee arising as a result of any Incentive Award, or (ii) to meet the obligation of the Grantee, if any, to the Company or any of its Subsidiaries under the Company’s Tax Equalization or Hypothetical Tax policies or specific agreements relating thereto.
Section 1.3    Plan Administration
(a)     Authority of the Committee. To the extent Applicable Law permits, the Board may delegate any or all of its powers under the Plan to the Committee or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time. Except as may be limited by Applicable Law and subject to the provisions herein, the Committee will have the complete power and authority to (i) select Grantees who will participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of the Plan.
(b)     Decisions Binding. All determinations and decisions of the Committee will be made in its discretion pursuant to the provisions of the Plan, and will be final, conclusive and binding on all Persons including the Company, its shareholders, employees, Grantees, and their estates and beneficiaries. The Committee’s decisions and determinations with respect to the Plan or any Incentive Award need not be uniform and may be made selectively among Incentive Awards, Grantees and other Persons, whether or not such Incentive Awards are similar or such Persons are similarly situated.
(c)     Modification of Outstanding Incentive Awards. Subject to the shareholder approval requirements under Section 8.7 or as otherwise required, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that (i) is not adverse to the Grantee to whom such Incentive Award was granted, (ii) is consented to by such Grantee, and (iii) does not cause the Incentive Award to provide for the deferral of compensation in a manner that does not comply with Code Section 409A or is not exempt under Code Section 409A (unless otherwise determined by the Committee). With respect to an Incentive Award that is an ISO, no adjustment thereto

Exhibit 10.1

will be made to the extent constituting a “modification” within the meaning of Code Section 424(h)(3) unless otherwise agreed to by the Grantee in writing. Notwithstanding the above provisions of this subsection, no amendment or modification of an Incentive Award will be made to the extent such modification results in any Stock Option having an exercise price that is less than 100% of the Fair Market Value per Share on the Date of Grant (110% for Grantees of ISOs who are 10% or greater shareholders pursuant to Section 1.7(b)). With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3, Code Section 422, the rules of the New York Stock Exchange or any other national stock exchange or inter-dealer quotation system upon which the Common Stock is listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee will have the sole discretion and authority to grant Incentive Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Incentive Awards.
(d)     Delegation of Authority. To the extent consistent with Applicable Law, the Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time, including, without limitation, the authority to recommend Grantees and the forms and terms of their Incentive Awards.
(e)     Limitation of Liability. The Committee and each member thereof will be entitled to, in good faith, rely or act upon any report, opinion, calculation or other information furnished by any officer or employee of the Company or an Affiliate, the Company’s independent certified public accountants, legal counsel or other advisors to the Company, or any consultant, attorney, accountant or other advisor retained by the Committee to assist in the administration of the Plan. No individual who is or was a member of the Board or the Committee or who has otherwise been delegated authority under the Plan, will be liable for any act, omission, interpretation, decision, construction or determination made in good faith in connection with the Plan or any Incentive Award. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company or any Affiliate will be liable to any Grantee, former Grantee, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Incentive Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as a director, officer, employee or agent of the Company or any Affiliate.
(f)     Indemnification. Each individual who is or was a member of the Board or the Committee or who has otherwise been delegated authority under the Plan will, to the fullest extent permitted by law, be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which such individual may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Each such individual will, to the fullest extent permitted by law, be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by such individual in satisfaction of any judgment in any such action, suit, or proceeding against such individual, provided that such individual will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which each such individual may be entitled (i) under the Company’s Articles of Association, (ii) pursuant to any separate indemnification or hold harmless agreement with the Company or any Affiliate, (iii) as a matter of law, contract or otherwise, or (iv) any power that the Company or any Affiliate may have to indemnify them or hold them harmless.
(g)     Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, will be paid by the Company.

Exhibit 10.1

Section 1.4    Share Reserve of Common Stock Available for Incentive Awards
(a)     Subject to adjustment under Section 7.6, there will be available for Incentive Awards that are granted wholly or partly in Shares (including rights or Stock Options that may be exercised for or settled in Shares) any Unallocated Prior Plan Shares and any Released Prior Plan Shares, plus an additional Twenty-Seven Million (27,000,000) Shares (together, the aggregate number of such Shares is referred to as the “Plan Maximum”). Pursuant to Section 1.5(c), the number of such reserved Shares for Incentive Awards granted under the Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, will again immediately become available for grants of Incentive Awards hereunder.
(b)     Any Shares that are subject to Awards of Stock Options will be counted against the Plan Maximum as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Stock Options will be counted against the Plan Maximum as two (2) Shares for every one (1) Share granted.
(c)     Subject to adjustment under Section 7.6, the aggregate number of Shares that may be issued upon exercise of ISOs will be Twenty-Seven Million (27,000,000) of the Shares reserved pursuant to the previous paragraph.
The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Share reserve as it deems appropriate but only to the extent consistent with the foregoing provisions of this Section 1.4.
Section 1.5    Share Pool Adjustments for Awards and Payouts
(a)     Incentive Awards will reduce the number of Shares authorized for issuance under the Share Pool in accordance with the ratio in Section 1.4(b).
(b)     In certain circumstances, Shares subject to an Incentive Award will not be issued or transferred to a Grantee, or will be reacquired by the Company. Such Shares will no longer be charged against the Share reserve in Section 1.4, and may be used thereafter for grants of additional Incentive Awards under the Plan. The following additional parameters will apply:
(1)To the extent an Incentive Award is settled or paid in cash, Shares subject to such Incentive Award will not be considered to have been issued and thus will not be applied against the Share reserve in Section 1.4.
(2)To the extent that any outstanding Incentive Award that is to be settled in Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions thereof, or otherwise terminates without an issuance of Shares being made, the Share reserve in Section 1.4 will be credited with the number of Shares covered thereby and such Shares may be made subject to future Incentive Awards under the Plan.
(3)If an Incentive Award may be settled in Shares or cash, such Shares will be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Incentive Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance pursuant to such Incentive Award will again be deemed available for issuance under Section 1.4, and the Share reserve in Section 1.4, will be reduced only by the number of Shares actually issued and transferred to the Grantee.
(4)Notwithstanding the foregoing: (A) Shares withheld or tendered to pay Withholding Taxes or to purchase Shares upon the exercise of an Incentive Award (by either actual delivery or attestation of the Shares) will not again be available for the grant of Incentive Awards under the Plan, and (B) the full number of Shares subject to an Incentive Award that is a Stock Option or SAR which is settled by the issuance of Shares will be counted against the Share reserve in Section 1.4, regardless of the number of Shares actually issued upon the settlement of such Stock Option or SAR. Shares delivered by a Grantee to the Company to satisfy Withholding Taxes will be treated in the same way as Shares withheld or deducted from

Exhibit 10.1

an Incentive Award (as specified above) and thus will not be available for future grants from the Share reserve under Section 1.4.
(5)Upon exercise of a SAR, or the exercise of a Stock Option by means of a net settlement, the number of Shares subject to the Incentive Award that are then being exercised will be counted against the Share reserve in Section 1.4, on the basis of one Share for every Share subject thereto, regardless of the actual number of Shares, if any, used to settle the Incentive Award upon exercise.
(6)Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award will not increase the Share reserve in Section 1.4.
(7)The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Incentive Awards will not be counted against the Share reserve in Section 1.4.
(c)     On and after the Effective Date, any Released Prior Plan Share will be credited to the Share reserve in Section 1.4 when the Share becomes a Released Prior Plan Share, and thus becomes available at that time to be applied for grants of Incentive Awards under this Plan, subject to the terms and conditions of this Plan only and not any Prior Plan.
Section 1.6    Shares Available
The Shares available for issuance or transfer under the Plan will be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued, or (c) to be purchased or acquired by the Company or an employee benefit trust. No fractional shares will be issued under the Plan; payment for fractional shares will be made in cash.
Section 1.7    Participation
(a)     Eligibility. Incentive Awards may be granted only to an individual who, at the time of grant, is an Employee. The Committee will from time to time designate those Employees, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares, Stock Options, rights or units, as the case may be, which will be granted to each such individual, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.
(b)     ISO Eligibility. ISOs may only be granted to Employees. In addition, no Employee will be eligible for the grant of any ISO who owns or would own immediately before the grant of such ISO, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary as determined under Code Section 422. This restriction does not apply if, at the time such ISO is granted, the ISO exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant and the ISO by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. For the purpose of the immediately preceding sentence, the attribution rules of Code Section 424(d) will apply for the purpose of determining an Employee’s percentage ownership in the Company or any Parent or Subsidiary. This paragraph will be construed consistent with the requirements of Code Section 422.
Section 1.8    Types of Incentive Awards
The types of Incentive Awards under the Plan are Stock Options, SARs, RSAs, RSUs, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.
Section 1.9    Minimum Vesting Requirements
Except with respect to Shares not to exceed five percent (5%) of the Plan Maximum, no Award which vests on the basis of the Grantee’s continued Employment shall vest earlier than one year following its Date of Grant, and no Award which vests on the basis of attainment of Performance Criteria shall provide for a Performance Period of less than one year.

Exhibit 10.1

SECTION 2.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
Section 2.1    Grant of Stock Options
The Committee is authorized to grant Stock Options to Grantees, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee will determine in its discretion. Successive grants may be made to the same Grantee regardless of whether any Stock Option previously granted to such person remains unexercised.
Section 2.2    Stock Option Terms
(a)     Grant. Each grant of a Stock Option will be evidenced by an Incentive Agreement, which will specify the number of Shares to which it pertains. Among its other provisions, each Incentive Agreement will set forth the extent to which the Grantee will have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions will be determined in the discretion of the Committee and included in the Grantee’s Incentive Agreement, and they need not be uniform among all Stock Options issued pursuant to the Plan or to the same Grantee.
(b)     Exercise Price. The exercise price per Share under each Stock Option will be (i) not less than 100% of the Fair Market Value per Share on its Date of Grant and (ii) specified in the Incentive Agreement; provided, however, if the Grantee of an ISO is a 10% or greater shareholder pursuant to Section 1.7(b), the exercise price for the ISO will not be less than 110% of the Fair Market Value on the Date of Grant. Each Stock Option will specify the method of exercise which will be consistent with Section 2.4(a).
(c)     Term. In the Incentive Agreement, the Committee will fix the term of each Stock Option, but not to exceed (i) ten (10) years from the Date of Grant for ISO grants or (ii) five (5) years for ISO grants to 10% or greater shareholders pursuant to Section 1.7(b). In the event no term is set out in the Incentive Agreement, the term of the Stock Option will be ten (10) years from the Date of Grant.
(d)     Exercise. The Committee will determine the time or times at which a Stock Option may be exercised, in whole or in part. Each Stock Option may specify the required period of continuous Employment, the Performance Criteria or any other requirements to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated Performance Criteria, may specify a minimum level of achievement in respect of the specified Performance Criteria below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the Performance Criteria. All such particular terms and conditions of the Stock Option will be set forth in the Grantee’s Incentive Agreement. A Stock Option cannot be exercised after the end of the term of the Stock Option.
(e)     $100,000 Annual Limit on ISOs. Notwithstanding any contrary provision in the Plan, a Stock Option designated as an ISO will be an ISO only to the extent that the aggregate Fair Market Value (determined as of the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by the Grantee during any single calendar year (under the Plan and all other plans of the Company and its Subsidiaries or Parent as determined under Code Section 424) does not exceed $100,000. This limitation will be applied by taking ISOs into account in the order in which they were granted and will be construed in accordance with Code Section 422(d). To the extent that a Stock Option intended to constitute an ISO exceeds the $100,000 limitation (or other limitation under Code Section 422), the portion of the Stock Option that exceeds such limitation will be deemed a Nonstatutory Stock Option. In such event, all other terms and provisions of such Stock Option grant will remain unchanged.
(f)     No Reloads. Incentive Agreements for Stock Options will not contain any provision entitling a Grantee to the automatic grant of additional Stock Options in connection with the exercise of the original Stock Option.

Exhibit 10.1

Section 2.3    SARs
(a)     Grant. The Committee may grant SARs to any Grantee. The terms and conditions of each SAR will be evidenced by an Incentive Agreement. A SAR is the right to receive an amount equal to the Spread with respect to a Share upon the exercise of the SAR. SARs may be granted in tandem with the grant of a Stock Option, in which case the Incentive Agreement will provide that (1) the SAR will be cancelled when and to the extent the related Stock Option is exercised and (2) the exercise of the SAR will result in the surrender of the right to purchase the Share under the Stock Option as to which the SAR was exercised. Alternatively, SARs may be granted independently of Stock Options, in which case the grant of SARs will be evidenced by an Incentive Agreement. Any SARs granted under the Plan are intended to satisfy the requirements under Code Section 409A to the effect that such SARs do not provide for the deferral of compensation that is subject to taxation under Code Section 409A.
(b)     General Provisions. The SAR price per Share will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant of the SAR. The term of the SAR will be determined by the Committee but will not be greater than ten (10) years from the Date of Grant. The Committee will not include any feature for the deferral of compensation other than deferral of the recognition of income until exercise of the SAR.
(c)     Exercise. SARs will be exercisable subject to Section 2.4 or such other terms and conditions as the Committee will specify in the Incentive Agreement for the SAR grant. No SAR granted to an Insider may be exercised prior to six (6) months from the Date of Grant, except in the event of the death or Disability of such Grantee which occurs prior to the expiration of such six-month period if so permitted under the Incentive Agreement.
(d)     Settlement. Upon exercise of the SAR, the Grantee will receive an amount equal to the Spread. The Spread, less applicable withholdings, will be payable in cash, Shares, or some combination of cash and Shares, within 30 calendar days of the exercise date.
Section 2.4    Stock Option and SAR Exercises
(a)     Method of Exercise. Stock Options and SARs may be exercised by delivering to the Company a written notice of exercise, in a form the Committee approves (which may be electronic), signed by the person authorized to exercise the Stock Option or SAR, together with, as applicable, payment in full (i) as specified in Section 2.4(b) for the number of Shares for which the Incentive Award is exercised and (ii) as specified in Section 8.3 for any applicable taxes. Unless otherwise determined by the Committee, a Stock Option or SAR may not be exercised for a fraction of a Share.
Dispositions to a broker effecting a “cashless exercise” are not exempt under Section 16 of the Exchange Act while the Company is a Publicly Held Corporation. Moreover, in no event will the Committee allow the Option Price to be paid with a form of consideration, including a loan or a “cashless exercise,” if such form of consideration would violate the Sarbanes-Oxley Act of 2002, as determined by the Committee.
(b)    Payment upon Exercise. Subject to any Company insider trading policy (including blackout periods) or other Applicable Law, unless otherwise determined by the Committee in its discretion, the exercise price of a Stock Option must be paid by:
(1)    cash, wire transfer of immediately available funds or by check payable to the order of the Company; or
(2)    as consistent with Applicable Law, if the Company is a Publicly Held Corporation at the time of exercise, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Grantee’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Committee.

Exhibit 10.1

(c)    Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment, the Company will deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, evidence of ownership for the number of Shares purchased under the Stock Option.
(d)    Transfer of Stock Options. Subject to Section 7.4, during the lifetime of a Grantee, each Stock Option granted to the Grantee will be exercisable only by the Grantee (or his or her legal guardian in the event of his or her Disability) or by a broker-dealer acting on his or her behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.4(a).
(e)    Restrictions on Share Transferability. The Committee may impose such restrictions on any grant of Stock Options or on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any shareholders’ agreement, buy/sell agreement, right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or employees or (ii) any Applicable Law. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee will deem advisable to assure compliance with Applicable Law.
Any Grantee or other Person exercising an Incentive Award will be required, if requested by the Committee, to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its discretion, may release any Person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.
(f)    Notification of Disqualifying Disposition of Shares from ISOs. Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares acquired upon the exercise of an ISO by a sale or exchange either (i) within two (2) years after the date of the grant of the ISO under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him or her pursuant to exercise, will promptly notify the Company of such disposition, the amount realized and his or her adjusted basis in such Shares.
(g)    Proceeds of Option Exercise. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan will be used for general corporate purposes.
SECTION 3.
RESTRICTED STOCK AWARDS
Section 3.1    Award of Restricted Stock
(a)    Grant. Each grant of an RSA will be evidenced by an Incentive Agreement. Shares of Restricted Stock may be awarded by the Committee with such restrictions during the Restriction Period as the Committee will designate in its discretion. Any such restrictions may differ with respect to a particular Grantee. Restricted Stock will be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the Date of Grant. Any RSA may, at the time of grant, be designated by the Committee as a Performance-Based Award.
(b)    Immediate Transfer without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Grantee’s Incentive Agreement, each RSA will constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee. Shares subject to an RSA may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee or Company, until such time as the restrictions on transfer have expired. All such terms and conditions will be set forth in the Grantee’s Incentive Agreement. The Company or Committee (or their delegates) will issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

Exhibit 10.1

(c)    Dividends. A Grantee holding an RSA will be entitled to all ordinary cash dividends paid with respect to such Shares without regard to any vesting requirements, unless the Committee provides otherwise in the Incentive Agreement. In addition, unless the Committee provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
(d)    Stock Certificates. The Company may require that the Grantee deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.
(e)    Voting Rights. A Grantee holding Shares of Restricted Stock will be entitled to all voting rights in such Shares, unless the Committee provides otherwise in the Incentive Agreement.
(f)    Other Terms and Conditions. Unless provided otherwise in the Grantee’s Incentive Agreement for an RSA, (i) the Grantee will not be entitled to delivery of the stock certificate until the forfeiture restrictions have expired, (ii) the Company will retain custody of the Shares until the forfeiture restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the Shares until the forfeiture restrictions have expired, (iv) a breach of the terms and conditions in the Grantee’s Incentive Agreement will result in a forfeiture of the RSA, and (v) with respect to the payment of any dividend (or Dividend Equivalent Right) with respect to Shares subject to an RSA directly to the Grantee, each such dividend (or Dividend Equivalent Right) will be paid no later than the end of the calendar year in which the dividends (or Dividend Equivalent Rights) are paid to shareholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends (or Dividend Equivalent Rights) are paid to shareholders of such class of shares. At the time an RSA is granted, the Committee may, in its discretion, prescribe in the Grantee’s Incentive Agreement such additional terms, conditions, or restrictions relating to RSAs, including, but not limited to, rules pertaining to the termination of Employment (by retirement, disability, death, or otherwise) of the Grantee prior to expiration of the forfeitures restrictions.
(g)    Committee’s Discretion to Accelerate Vesting of RSAs. Upon the event that the Committee exercises its discretion to fully vest any or all Shares subject to an RSA, all forfeiture restrictions applicable to such RSA will terminate as of such date. Any action by the Committee pursuant to this paragraph may vary among individual Grantees and may vary among the RSAs held by any individual Grantee.
(h)    Requirement to Enter into Tax Election. Where a Grantee is resident in the United Kingdom, the Committee may require the Grantee to make or enter into a valid election with his or her or her employer under Section 431 of the UK Income Tax (Earnings and Pensions) Act 2003 to disapply the provisions of Chapter 2 of Part 7 of that Act in respect of any Shares awarded as part of an RSA.
Section 3.2    Restrictions
(a)    Issuance of Certificates. Reasonably promptly after the Date of Grant with respect to Shares of Restricted Stock, the Company may cause to be issued a stock certificate, which is registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company will not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares. Each such stock certificate will bear the following legend or any other legend approved by the Company:
The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Ensco plc 2018 Long-Term Incentive Plan and an Incentive Agreement entered into between the registered owner of such shares and Ensco plc. A copy of the Plan and Incentive Agreement are on file in the main corporate office of Ensco plc.

Exhibit 10.1

Such legend will not be removed from the certificate evidencing such Shares of Restricted Stock unless and until such Shares vest pursuant to the terms of the Incentive Agreement.
(b)    Removal of Restrictions. The Committee, in its discretion, will have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in Applicable Law or another change in circumstance arising after the Date of Grant of the Restricted Stock, such action is necessary or appropriate.
Section 3.3    Delivery of Shares
Subject to Withholding Taxes under Section 8.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied will be delivered to the Grantee or other appropriate recipient free of restrictions.
SECTION 4.
RESTRICTED STOCK UNITS
Section 4.1    Grant of RSUs
The Committee may grant RSUs to a Grantee, as selected in the discretion of the Committee, in such amounts as will be determined by the Committee in its discretion. Each grant of RSUs will be evidenced by an Incentive Agreement that sets forth the number of RSUs covered by the Incentive Award and the terms, conditions, restrictions and other provisions applicable to the RSUs as may be specified by the Committee consistent with the terms of the Plan, including, as applicable, provisions relating to compliance with, or exemption under, Code Section 409A. The Committee may award RSUs to a Grantee that are payable in Shares or cash, or in a combination thereof. Any RSU may, at the time of grant, be designated by the Committee as a Performance-Based Award.
Section 4.2    Restrictions and Lapse of Restrictions on RSUs
RSUs will be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose in the Grantee’s Incentive Agreement. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Criteria, upon the satisfaction of continued service requirements, or otherwise, as determined by the Committee and set forth in the Grantee’s Incentive Agreement.
Section 4.3    Settlement of RSUs
RSUs will become payable to a Grantee at the time or times set forth in the Incentive Agreement, which may be upon or following vesting of the Incentive Award. RSUs may be paid in cash, Shares or a combination thereof, as determined by the Committee and set forth in the Grantee’s Incentive Agreement, subject to any applicable Withholding Taxes.
Section 4.4    No Rights as a Shareholder
The Grantee will have no rights as a shareholder with respect to any Incentive Award of RSUs until such time as Shares are paid and delivered to the Grantee in settlement of the RSUs pursuant to the terms of Grantee’s Incentive Agreement.
Section 4.5    Dividend Equivalents
If the Committee provides in the Grantee’s Incentive Agreement, a grant of RSUs may include Dividend Equivalent Rights. Dividend Equivalent Rights (a) may be paid currently or credited to an account for the Grantee, (b) may be settled in cash or Shares, (c) need not be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which the Dividend Equivalent Rights are granted, and (d) will be subject to such terms and conditions as prescribed for the Dividend Equivalent Rights in the Grantee’s Incentive Agreement.

Exhibit 10.1

SECTION 5.
OTHER AWARDS
Section 5.1    Grant of Other Stock-Based Awards
Other Stock-Based Awards may be awarded by the Committee to any Grantee that are payable in Shares or in cash, as determined in the discretion of the Committee. Other types of Stock-Based Awards that are payable in Shares include, without limitation, purchase rights, Shares awarded that are not subject to any restrictions or conditions, Shares awarded subject to the satisfaction of specified Performance Criteria, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the performance of a specified Affiliate, or a division, business unit, or department of the Company or an Affiliate, and settlement in cancellation of rights of any Person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Affiliate. The purchase price, if any, for Shares issued pursuant to an Other Stock-Based Award will be determined by the Committee in its discretion.
As is the case with other types of Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to, or in tandem with, any other Incentive Awards. Other Stock-Based Awards that are payable in Shares are not intended to be deferred compensation subject to taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.
Section 5.2    Grant of Cash Awards
Cash Awards may be awarded by the Committee to any Grantee as determined in the discretion of the Committee to be consistent with the goals of the Company or Affiliate. Any Cash Award may be granted as an element of, or supplement to, any other Incentive Award under the Plan.
Section 5.3    Cash Award and Other Stock-Based Award Terms
(a)    Grant. Each grant of a Cash Award or Other Stock-Based Award will be evidenced by an Incentive Agreement. All terms and conditions of a Cash Award or Other Stock-Based Award will be determined by the Committee and set forth in the Grantee’s Incentive Agreement. An Other Stock-Based Award or Cash Award will also be available as a payment form in the settlement of other Incentive Awards, as standalone payments and as payment in lieu of compensation to which a Grantee is otherwise entitled. Any Other Stock-Based Award or Cash Award may be paid in Shares, cash or other property, as the Committee determines and, subject to the provisions of the Plan, the Committee will determine the terms and conditions of each such Incentive Award, including any purchase price, Performance Criteria, transfer restrictions, vesting conditions, and payment terms, which will be set forth in the Incentive Agreement.
(b)    Purchase Price. Except if a Cash Award or Other Stock-Based Award is (i) granted in substitution for an outstanding Incentive Award or (ii) delivered upon exercise of a Stock Option, but only to the extent permitted under the Plan, the amount of consideration required to be received by the Company will be either (A) no consideration other than services rendered (in the case of authorized and unissued Shares), or to be rendered, by the Grantee, or (B) as otherwise specified in the Incentive Agreement; provided however, that any such grant is permitted under Applicable Law.
(c)    Performance Criteria and Other Terms. The Committee may specify Performance Criteria or other terms for (i) vesting of a Cash Award or Other Stock-Based Award and (ii) payment thereof to the Grantee, as the Committee may determine in its discretion pursuant to Section 6.
Section 5.4    Dividend Equivalent Rights
The Committee may grant a Dividend Equivalent Right to any Grantee, either as a component of another Incentive Award or as a separate Incentive Award. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment will be at the Fair Market Value

Exhibit 10.1

at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. The terms and conditions of a Dividend Equivalent Right will be specified in the respective Incentive Agreement.
SECTION 6.
PERFORMANCE BASED AWARDS AND PERFORMANCE CRITERIA
Section 6.1    Performance Criteria
As determined by the Committee at the time of grant, a Performance-Based Award may be granted subject to performance objectives relating to one or more of the following Performance Criteria:
(a)    earnings (including, without limitation, total shareholder return, earnings per Share or earnings before or after taxes);
(b)    return measures (including, without limitation, return on invested capital, return on assets, capital, equity, investment or sales);
(c)    cash flow (including, without limitation, operating cash flow, free cash flow or cash flow return on capital or investments);
(d)    share price (including, without limitation, growth measures and total shareholder return);
(e)    operating metrics; (including, without limitation, operational downtime, rig utilization, days sales outstanding, project completion time, budget goals, and similar matters);
(f)    safety performance and/or incident rate;
(g)    technology, efficiency, corporate responsibility or human resources management targets;
(h)    strategic team goals; and
(i)    any other performance criteria, objective or goal that has been approved by the Committee in its discretion.
Performance Criteria may be (1) applied to the Company, any Subsidiary, or any division or operating unit of the Company or a Subsidiary; and (2) stated in absolute terms or relative to comparison companies or indices.
The Performance Criteria (1) will be specified in the applicable Incentive Agreement; (2) need not be applicable to all Incentive Awards; and (3) may be particular to an individual Grantee’s function, Affiliate or business unit. The Committee may establish the Performance Criteria of the Company, any Affiliate or business unit, as determined and designated by the Committee, in its discretion, in the Grantee’s Incentive Agreement for the Performance-Based Award.
Section 6.2    Adjustments of Performance-Based Awards
The Committee may provide in any Performance-Based Award that any evaluation of performance will exclude or otherwise objectively adjust for any specified event that occurs during a Performance Period, including, without limitation, the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other Applicable Law, or provisions affecting reported results; (d) accruals and charges for reorganization and restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; (g) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225.20, “Income Statement - Extraordinary and Unusual Items” (or any successor thereto); (h) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the

Exhibit 10.1

applicable year; (i) any gain or loss from a discontinued operation; (j) goodwill impairment charges; (k) any amounts accrued by the Company or Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; (n) mark-to-market adjustments for financial instruments; and (o) changes in business strategy impacting timing and magnitude of financial operating goals, including, but not limited to, expenses, operating cash flow, and balance sheet goals.
Unless otherwise determined by the Committee, the Performance Criteria in respect of a Performance-Based Award will be deemed to exclude the impact of the following events or occurrences for such Performance Period: (i) the effect of changes in tax law or other such laws or regulations affecting reported results; (ii) any change in accounting principles; and (iii) events of force majeure beyond the Company’s control, such as acts of God, wars (declared or undeclared), insurrections, hostilities, strikes, lockouts, riots, floods, fires, storms, industrial disturbances, acts of the public enemy, sabotage, blockades, landslides, lightning, earthquakes, washouts, arrests and restraints of rulers and peoples, civil disturbances, explosions, breakage or accidents to machinery, equipment, facilities or lines of pipe and subsequent repairs, freezing of wells, pipe or other facilities, partial or entire failure of wells, pipe or other facilities, and action or restraint by court order or public or governmental authority.
Section 6.3    Discretionary Adjustments
The Committee may increase or decrease the payment for any Performance-Based Award after the commencement of the Performance Period. The Committee may exercise discretion to determine that the portion of a Performance-Based Award actually earned, vested or payable (as applicable) will be more or less than the portion that would be earned, vested or payable based solely upon application of the applicable Performance Criteria as set forth in the Grantee’s Incentive Agreement.
SECTION 7.
PROVISIONS RELATING TO PLAN PARTICIPATION
Section 7.1    Incentive Agreement
(a)    Terms. Each Grantee to whom an Incentive Award is granted will be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement will contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (a) will not disclose any confidential information acquired during Employment with the Company, (b) will abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (c) will not interfere with the employment or other service of any employee, (d) will not compete with the Company or become involved in a conflict of interest with the interests of the Company, (e) will forfeit an Incentive Award if terminated for Cause, (f) will not be permitted to make an election under Code Section 83(b) when applicable (or will be subject to certain restrictions or requirements if making such an election), and (g) will be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, a shareholders’ agreement, buy-sell agreement, or other agreement restricting the transferability of Shares by Grantee. An Incentive Agreement will include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.
(b)    Clawback or Forfeiture. The Committee may specify in an Incentive Agreement that the Grantee’s rights, payments, and benefits with respect to an Incentive Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the Incentive Award. Such events may include, but will not

Exhibit 10.1

be limited to, termination of Employment with or without Cause, violation of material policies of the Company or its Affiliate, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Grantee, or other conduct by the Grantee that is detrimental to the business or reputation of the Company or its Affiliate.
(c)    Consideration. Unless otherwise determined by the Committee and set forth in the applicable Incentive Agreement, Incentive Awards will be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Law.
Section 7.2    No Employment Rights Conferred
Nothing in the Plan or any instrument executed pursuant to the Plan will create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.
Section 7.3    Securities Requirements
The Company will be under no obligation to effect the registration or qualification, as applicable, of any Shares to be issued hereunder pursuant to the Securities Act or any other Applicable Law, or to effect similar compliance under any state securities laws. Notwithstanding anything herein to the contrary, the Company will not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all Applicable Law and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.
The Committee may, in its discretion, defer the effectiveness of any exercise or settlement of an Incentive Award in order to allow the issuance of Shares to be made pursuant to a registered transaction or pursuant to an exemption from registration or other methods for compliance available under Applicable Law. The Committee will inform the Grantee in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award. During the period that the effectiveness of the exercise or settlement of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw any applicable exercise election and obtain the refund of any amount paid with respect thereto.
If the Shares issuable on exercise or settlement of an Incentive Award are not registered under the Securities Act or other Applicable Law, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act or any other Applicable Law:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO ANY APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
Section 7.4    Transferability
Incentive Awards granted under the Plan will not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined under Code Section 414(p)); provided, however, that only with respect to Incentive Awards consisting of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory

Exhibit 10.1

Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of the Grantee’s Immediate Family members, (iii) a partnership in which the Grantee’s Immediate Family members are the only partners, or (iv) any other entity owned solely by the Grantee’s Immediate Family members; provided that (A) there may be no consideration for any such transfer, (B) the Incentive Agreement pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7.4, (C) subsequent transfers of transferred Nonstatutory Stock Options will be prohibited except in accordance with clauses (a) and (b) (above) of this sentence, and (D) there may be no transfer of any Incentive Award in a listed transaction as described in IRS Notice 2003-47 (or its successor). Following any permitted transfer, the Nonstatutory Stock Option will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, however, the term “Grantee” will be deemed to refer to the transferee. The events of termination of Employment, as set out in Section 7.7 and in the Incentive Agreement, will continue to be applied with respect to the original Grantee, and the Incentive Award will be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.
Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee will remain subject to Withholding Taxes upon exercise. In addition, the Company and the Committee will have no obligation to provide any notices to any Grantee or any permitted transferee of an Incentive Award, including, for example, notice of the expiration of an Incentive Award following the original Grantee’s termination of Employment.
Except as otherwise provided in Sections 421 or 422 of the Code, an ISO will not be transferable other than by will or the laws of descent and distribution.
The designation by a Grantee of a beneficiary of an Incentive Award will not constitute transfer of the Incentive Award. No transfer by will or by the laws of descent and distribution will be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 7.4 will be void and ineffective. All determinations under this Section 7.4 will be made by the Committee in its discretion.
Except as provided in this Section 7.4, Incentive Awards may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee’s legally authorized representative as determined by the Committee.
Section 7.5    Rights as a Shareholder
(a)    No Shareholder Rights. Except as otherwise provided in Section 3.1(b) for the grant of an RSA, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) will have no rights as a shareholder with respect to any Shares covered by the Incentive Award until the issuance of a stock certificate or other record of ownership for such Shares.
(b)    Representation of Ownership. In the case of the exercise of an Incentive Award by a Person acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such Person. The Committee may also require such consents and releases of taxing authorities as it deems advisable.
Section 7.6    Change in Stock and Adjustments
(a)    Changes in Law or Circumstances. Subject to (i) Section 7.8 (which only applies in the event of a Change in Control) and (ii) Section 7.6(c) (which relates to adjustments following a Recapitalization of the Company or a subdivision or consolidation of Shares), in the event of any change in Applicable Law or any change in circumstances which results in or would result in dilution of any rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Board or Committee should so determine, in its discretion, that such change equitably requires an adjustment in the number or kind of capital stock or other securities or property theretofore

Exhibit 10.1

subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment will be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the Option Price or other price per Share for outstanding Incentive Awards, but will not result in the grant of any Stock Option with an exercise price that is less than 100% of the Fair Market Value per Share on the Date of Grant. The Board or the Committee will give notice to each applicable Grantee of such adjustment, which will be effective and binding.
(b)    Exercise of Corporate Powers. The existence of the Plan or outstanding Incentive Awards hereunder will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or an Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.
(c)    Recapitalization of the Company or Subdivision or Consolidation of Shares.
(1)    In the event that the Company subdivides or consolidates Shares as discussed in the following paragraphs of this Section 7.6(c)(1), then the terms of an Incentive Award and the number of Shares authorized pursuant to Section 1.4 will be subject to adjustment in accordance with the following provisions:
(A)If, at any time, or from time to time, the Company will subdivide as a whole (by reclassification, by a Share split, by the issuance of a distribution on Shares payable in Shares, or otherwise) the number of Shares then outstanding into a greater number of Shares, then: (1) the maximum number of Shares available for the Plan or in connection with Incentive Awards as provided in Section 1.4 will be increased proportionately, and the kind of shares or other securities available for the Plan will be appropriately adjusted, (2) the number of Shares (or other kind of shares or securities) that may be acquired under any then outstanding Incentive Award will be increased proportionately, and (3) the price (including the exercise price) for each Share (or other kind of shares or securities) subject to then outstanding Incentive Awards will be reduced proportionately, all without changing the aggregate purchase price or value as to which outstanding Incentive Awards remain exercisable or subject to restrictions; or
(B)If, at any time, or from time to time, the Company will consolidate as a whole (by reclassification, by reverse Share split, or otherwise) the number of Shares then outstanding into a lesser number of Shares, then: (1) the maximum number of Shares available for the Plan or in connection with Incentive Awards as provided in Section 1.4 will be decreased proportionately, and the kind of Shares or other securities available for the Plan will be appropriately adjusted, (2) the number of Shares (or other kind of Shares or securities) that may be acquired under any then outstanding Incentive Award will be decreased proportionately, and (3) the price (including the exercise price) for each Share (or other kind of Shares or securities) subject to then outstanding Incentive Awards will be increased proportionately, all without changing the aggregate purchase price or value as to which outstanding Incentive Awards remain exercisable or subject to restrictions.
(C)Whenever the number of Shares subject to outstanding Incentive Awards and the price for each Share subject to outstanding Incentive Awards are required to be adjusted as provided in this Section 7.6(c)(1) the Committee will promptly prepare a notice setting forth, in reasonable detail, (1) the event requiring adjustment, (2) the amount of the adjustment, (3) the method by which such adjustment was calculated, and (4) the change in price and the number of Shares, other securities, cash or property purchasable subject to each Incentive Award, after giving effect to such adjustments. The Committee will promptly provide each affected Grantee with such notice.
(D)Adjustments under Section 7.6(c)(1)(A) and (B) above will be made by the Committee, and its determination as to what adjustments will be made and the extent thereof, will be final, binding and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

Exhibit 10.1

(2)    If the Company undergoes a Recapitalization without the occurrence of a Change in Control, the number and class of Shares covered by an Incentive Award previously granted and outstanding at such time will be adjusted so that such Incentive Award will thereafter cover the number and class of Shares and securities to which the holder would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the holder had been the holder of record of the number of Shares then covered by such Incentive Award and, moreover, the Share limitations provided in Section 1.4 will be adjusted in a manner consistent with the Recapitalization.
(d)    Issue of Common Stock by the Company. Except as hereinabove expressly provided in this Section 7.6 and subject to Section 7.8 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the number of, or Option Price or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, Shares attributable to RSAs will be treated in the same manner for such purpose as outstanding unrestricted Shares.
(e)    Assumption under the Plan of Outstanding Stock Options. Notwithstanding any other provision of the Plan, the Board or the Committee, in its discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or any other type of stock incentive plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action will be upon such terms and conditions as the Board or the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised stock option or other stock-based incentive award; such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised incentive award will be treated as an outstanding Incentive Award under the Plan and will thus count against the number of Shares reserved for issuance pursuant to Section 1.4. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company will reduce the Shares available for grants as provided in Section 1.4.
(f)    Assumption of Incentive Awards by a Successor. Subject to the accelerated vesting and other provisions of Section 7.8 that apply in the event of a Change in Control, in the event of an Equity Restructuring, the Committee may determine that each Grantee will be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of Shares which the Grantee would have received had the Grantee exercised the Incentive Award immediately prior to such Equity Restructuring, together with any adjustments (including, without limitation, adjustments to the Option Price and the number of Shares issuable on exercise of outstanding Stock Options). For this purpose, Shares attributable to RSAs will be treated in the same manner as unrestricted outstanding Shares.
Notwithstanding the previous paragraphs of this Section 7.6(f), but subject to the accelerated vesting and other provisions of Section 7.8 that apply in the event of a Change in Control, to the extent applicable, in the event of an Equity Restructuring, the Committee will have the right and power to effectuate one or more of the following alternatives in its discretion, with respect to outstanding Incentive Awards, which may vary among individual Grantees and may vary among Incentive Awards held by any individual Grantee:
(1)    cancel, effective immediately prior to the occurrence of the Equity Restructuring, an outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Board or the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Equity Restructuring over (B) the exercise price of such Incentive Award, if any; provided, however, this subsection (i) will be inapplicable to an Incentive Award granted within six (6) months before the occurrence of the Equity Restructuring if (A) the Grantee is an Insider, (B) the Company is subject to Section 16 of the

Exhibit 10.1

Exchange Act, and (C) such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof will be applicable to such Incentive Award after the expiration of six (6) months from the Date of Grant; or
(2)    provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Equity Restructuring (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incidental thereto, make an equitable adjustment as determined by the Board or the Committee, in its discretion, in the Option Price or exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award; or
(3)    provide that thereafter upon the exercise of an Incentive Award that was previously granted, the Grantee will be entitled to purchase or receive under such Incentive Award, in lieu of the number of Shares then covered by such Incentive Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of the Equity Restructuring if, immediately prior to such Equity Restructuring, the Grantee had been the holder of record of the number of Shares then covered by such Incentive Award; provided, however, if such consideration is not solely common stock of the successor corporation, the Board or the Committee may, with the consent of the successor corporation, provide for the consideration to be received to be solely common stock of the successor corporation that is equal to the Fair Market Value of the per Share consideration received by the holders of Shares as the result of the Equity Restructuring; or
(4)    effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Grantees and which may vary among Incentive Awards held by any individual Grantee: (A) accelerate the time at which Stock Options or SARs then outstanding may be exercised so that such Incentive Awards may be exercised in full for a limited period of time on or before a specified date (before or after the Equity Restructuring) fixed by the Committee, after which specified date all such unexercised Incentive Awards and all rights of Grantees thereunder will terminate, or (B) require the mandatory surrender by all or selected Grantees of some or all of the outstanding Stock Options or SARs held by such Grantees (irrespective of whether such Incentive Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Equity Restructuring, that is specified by the Board or the Committee, in which event the Board or the Committee will thereupon cancel such Incentive Awards and the Company will pay (or cause to be paid) to each Grantee an amount of cash per share equal to the excess, if any, of the amount calculated by the Board or the Committee, in its discretion as exercised in good faith, as the then Fair Market Value of the Shares subject to such Incentive Awards over the exercise price(s), if any, under such Incentive Awards for such Shares; or
(5)    provide for assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.
The Board or Committee, in its discretion, will have the authority to take whatever action it deems to be necessary or appropriate to preserve the rights of Grantees holding outstanding Incentive Awards and to effectuate the provisions of this Section 7.6(f).
Section 7.7    Termination of Employment
(a)    Committee Discretion. Pursuant to the terms of the Incentive Agreement or otherwise, the Committee will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Grantee’s Employment status affects an Incentive Award (including acceleration or waiver of vesting requirements) and the extent to which, and the period during which, the Grantee, the Grantee’s legal representative, conservator, guardian or beneficiary may exercise rights under the Incentive Award, if applicable. Subject to the conditions and limitations of the Plan and Applicable Law, in the event that a Grantee ceases to be an Employee for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award; (ii) for a

Exhibit 10.1

continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award; or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee’s Incentive Agreement will be required. No amendment to a Grantee’s Incentive Award will be made to the extent compensation payable pursuant thereto as a result of such amendment would be considered deferred compensation that is subject to taxation under Code Section 409A, unless otherwise determined by the Committee.
Unless expressly provided in the Grantee’s Incentive Agreement or as otherwise determined by the Committee:
(1)    Termination of Employment for Cause. If the Grantee’s Employment is terminated for Cause, any unvested portion of any Incentive Award and any vested but unexercised Incentive Award will immediately expire, and will not be exercisable to any extent, effective immediately upon such termination of Employment.
(2)    Termination of Employment for Disability or Death. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon termination of Employment as a result of the Grantee’s Disability or death, any unvested portion of any Incentive Award will automatically expire and terminate and no further vesting will occur after the termination date, and any vested but unexercised Incentive Award will expire on the earlier of either (i) the expiration date set forth in the Incentive Agreement or (ii) the one (1) year anniversary date of the Grantee’s termination of Employment date.
In the case of any vested ISO held by an Employee following termination of Employment, notwithstanding the definition of “Disability” in this Plan, whether the Employee has incurred a “Disability” for purposes of determining the length of the Stock Option exercise period following termination of Employment under this Section will be determined by reference to Code Section 22(e)(3) to the extent required by Code Section 422(c)(6). The Committee will determine whether a Disability for purposes of this Section has occurred.
(3)    Termination of Employment not for Cause, Disability or Death. If the Grantee’s Employment is terminated for any reason other than for Cause, Disability or death, any unvested portion of any Incentive Award will automatically expire and terminate and no further vesting will occur after the termination date and any vested but unexercised Incentive Award will expire on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) ninety (90) days after the date of his or her termination of Employment.
Section 7.8    Effect of Termination of Employment for Certain Reasons Following a Change in Control
Except as may otherwise be specifically provided in a Grantee’s Incentive Agreement, and notwithstanding any contrary provision in the Plan, if, during the two-year period immediately following the effective date of a Change in Control of the Company (a) a Grantee's Employment is terminated by the Company or any Affiliate without Cause or (b) the Grantee resigns from his or her Employment for Good Reason in accordance with the process set out below, the following actions will automatically occur as of the date of the Grantee’s termination of Employment:
(a)    all of the Grantee’s Stock Options and SARs then outstanding will become 100% vested and immediately and fully exercisable;
(b)    all of the restrictions and conditions of any of the Grantee’s RSAs, RSUs and any Other Stock-Based Awards or Cash Awards then outstanding will be deemed satisfied, and the Restriction Period with respect thereto will be deemed to have expired, and thus each such Incentive Award will become free of all restrictions and fully vested; and
(c)    all of the Grantee’s Performance-Based Awards will become fully vested and deemed earned in full at 100% of the target level.

Exhibit 10.1

In the event that any acceleration of vesting pursuant to an Incentive Award or any other payment or benefit received or to be received by a Grantee under the Plan in connection with a Change in Control would subject a Grantee to an excise tax pursuant to Code Section 4999 (which excise tax would be the Grantee’s obligation) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Code Section 280G, the Grantee may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting, payment or benefit called for under the Incentive Award in order to avoid such characterization.
Section 7.9    Exchange of Incentive Awards
Subject to Section 7.10, the Committee may, in its discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards will not count against the limits set forth in Section 1.4 until such time as such previous Incentive Awards are surrendered and cancelled. No surrender of Incentive Awards will be made under this Section 7.9 if such surrender causes any Incentive Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A, unless otherwise determined by the Committee.
Section 7.10    Repricing Prohibited
Except as provided in Section 7.6, all outstanding Stock Options and SARs will not be “repriced” for any reason without the prior approval of the Company’s shareholders. For purposes of the Plan, a “repricing” means lowering the Option Price of an outstanding Stock Option or SAR or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles, and includes a tandem cancellation of a Stock Option or SAR at a time when its Option Price exceeds the fair market value of the underlying Shares and exchange for another Stock Option, SAR, other Incentive Award, other equity security or a cash payment.
Section 7.11     Lock-Up Period
The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Grantees from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
Section 7.12     Section 83(b) Elections Prohibited
No Grantee may make an election under Code Section 83(b), or any successor section thereto, with respect to any Incentive Award without the consent of the Committee, which the Committee may grant or withhold in its discretion.
SECTION 8.
GENERAL
Section 8.1    Effective Date and Grant Period
The Plan will be effective upon the Effective Date, provided that it has been approved by the shareholders of the Company within twelve (12) months after the Effective Date. Incentive Awards may be granted under the Plan at any time prior to receipt of such shareholder approval; provided, however, if the requisite shareholder approval is not obtained within such 12-month period, any Incentive Awards granted hereunder will automatically become null and void and of no force or effect. No Incentive Awards may be granted under the Plan on or after the date which is ten (10) years following the Effective Date. The Plan will remain in effect until all Incentive Awards granted under the Plan have been satisfied or expired.

Exhibit 10.1

Section 8.2    Funding and Liability of Company
No provision of the Plan will require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company will not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts will be used merely as a bookkeeping convenience.
Section 8.3    Withholding Taxes
(a)    Tax Withholding. Each Grantee must pay the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with such Grantee’s Incentive Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Grantee. Subject to any Company insider trading policy (including blackout periods), Grantees may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Committee, in whole or in part by delivery of Shares, including Shares retained from the Incentive Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Grantee to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Committee, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Committee. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Incentive Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Grantee’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Grantee’s acceptance of an Incentive Award under the Plan will constitute the Grantee’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
(b)    ISOs. With respect to Shares received by a Grantee pursuant to the exercise of an ISO, if such Grantee disposes of any such Shares within (i) two years from the Date of Grant of such Stock Option or (ii) one year after the transfer of such Shares to the Grantee, the Company will have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount equal to the Withholding Taxes determined by the Company to be owed by the Grantee with respect to such disqualifying disposition.
(c)    Employer NICs. In respect of a Grantee who is resident in the United Kingdom, the Committee may, to the extent it is lawful to do so, require that that Grantee’s Incentive Agreement includes the Grantee’s irrevocable agreement that: (i) the Company may recover the whole or any part of any secondary class 1 (employer) National Insurance Contributions from the Grantee; and (ii) at the request of the Company, the Grantee will elect (using a form approved by Her Majesty's Revenue and Customs) that the whole or any part of the liability for any secondary class 1 (employer) National Insurance Contributions will be transferred to the Grantee.

Exhibit 10.1

Section 8.4    No Guarantee of Tax Consequences
The Company, Affiliates, Board and the Committee do not make any commitment or guarantee that any United States federal, state, local, or foreign tax treatment will apply or be available to any Person participating or eligible to participate hereunder.
Neither the Company, any Affiliate, the Board, nor the Committee will be liable to any Grantee or any other Person as to any expected or realized tax consequences for any Grantee or other Person due to the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving any Incentive Award. Although the Company and its Affiliates may endeavor to (a) qualify an Incentive Award for favorable tax treatment in a jurisdiction or (b) avoid adverse tax treatment for an Incentive Award, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.
Section 8.5    Designation of Beneficiary by Grantee
Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation will revoke all prior designations by the same Grantee, must be in the form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee (or its delegate), and received and accepted during the Grantee’s lifetime. In the absence of any such valid beneficiary designation, benefits remaining unpaid at the Grantee’s death will be paid as follows: (i) if a Grantee leaves a surviving spouse, payment will be made to such surviving spouse on behalf of the Grantee; and (ii) if a Grantee leaves no surviving spouse, payment will be made to (A) if there is administration of such Grantee’s estate, the executor or administrator of such estate, upon receipt by the Committee of supporting evidence from the estate that is satisfactory to the Committee, or (B) if there is no administration of such Grantee’s estate, such Grantee’s heirs at law as determined by a court of competent jurisdiction, in such proportion as determined by such court in its signed court order that is received by, and satisfactory to, the Committee.
Section 8.6    Deferrals
Subject to any requirements that apply to preclude taxation under Code Section 409A, the Committee, in its discretion, may permit a Grantee to defer the receipt of the payment of cash or the delivery of Shares under the terms of his or her Incentive Agreement that would otherwise be due and payable by virtue of the lapse or waiver of restrictions with respect to RSAs, RSUs or another form of Incentive Award.
Section 8.7    Amendment and Termination of Plan
The Board or Committee will have the power and authority to terminate or amend the Plan at any time in its discretion; provided, however, the Company will obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Law. For example, the Board or Committee will not, without the approval of the shareholders of the Company within the time period required by Applicable Law:
(a)    except as provided in Section 7.6, increase the maximum number of Shares that may be issued under the Plan pursuant to Section 1.4;
(b)    amend the requirements as to the class of Grantees eligible to purchase Shares under the Plan;
(c)    extend the term of the Plan; or
(d)    while the Company is a Publicly Held Corporation (i) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act (to the extent Section 16 of the Exchange Act is applicable to the Company) or (ii) delete or limit the provisions of Section 7.10 (repricing prohibition).
In addition, to the extent that the Committee determines that (a) the listing qualification requirements of any United States or foreign national securities exchange or quotation system on which the Common Stock is

Exhibit 10.1

then listed or quoted, if applicable, or (b) any provision of the Code or other Applicable Law, require shareholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the amendment of the Plan will not be effective unless approved by the requisite vote of the shareholders of the Company entitled to vote thereon.
Subject to the provisions of the last paragraph of this Section 8.7, no amendment, modification, suspension, discontinuance or termination of the Plan will impair the rights of any Grantee under any Incentive Award previously granted under the Plan without such Grantee’s consent; provided, however, such consent will not be required with respect to any Plan amendment, modification or other such action if the Committee determines, in its sole discretion, that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Grantee under such Incentive Award.
The Committee may waive any conditions or restrictions under, amend or modify the terms and conditions of, or cancel or terminate any outstanding Incentive Award at any time and from time to time; provided, however, subject to Section 7.10 and the provisions of the last paragraph of this Section 8.7 and the provisions of the applicable Incentive Agreement, no such amendment, modification, cancellation or termination will impair the rights of a Grantee under an Incentive Award without such Grantee’s consent; provided, however, such consent will not be required with respect to any amendment, modification or other such action if the Committee determines, in its sole discretion, that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Grantee under such Incentive Award.
Notwithstanding any other provision of the Plan or any Incentive Agreement to the contrary, the Committee may, in its sole discretion and without the consent of any Grantee, amend the Plan or any Incentive Agreement, to take effect retroactively or otherwise, as it deems to be necessary in order for the Company, the Plan, the Incentive Award or the Incentive Agreement to satisfy or conform to any Applicable Law, or to meet the requirements of any applicable accounting standard.
Section 8.8    Requirements of Law and Securities Exchanges
The granting of Incentive Awards and the issuance or delivery of Shares under the Plan will be subject to all Applicable Law, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing Shares delivered under the Plan (to the extent that such Shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any other Applicable Law. The Committee may cause a legend or legends to be placed upon such certificates to make appropriate reference to such restrictions.
The Company will not be required to sell or issue any Shares under any Incentive Award if the sale or issuance of such Shares would constitute a violation by the Grantee or any other individual exercising the Incentive Award, or the Company, of any provision of any Applicable Law. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Incentive Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance, purchase or sale of Shares hereunder, no Shares may be issued, purchased or sold to the Grantee or any other individual pursuant to an Incentive Award unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby will in no way affect the date of termination of the Incentive Award. The Company will not be obligated to take any affirmative action in order to cause the exercise of an Incentive Award or the issuance of Shares pursuant to the Plan to comply with any Applicable Law. As to any jurisdiction that expressly imposes the requirement that an Incentive Award will not be exercisable until the Shares covered thereby are registered or are exempt from registration, the exercise of such Incentive Award (under circumstances in which the Applicable Law of such jurisdiction apply) will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

Exhibit 10.1

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.
Section 8.9    Clawback
All Incentive Awards (including any proceeds, gains or other economic benefit the Grantee actually or constructively receives upon receipt or exercise of any Incentive Award or other receipt or resale of any Shares underlying the Incentive Award) will be subject to any Company clawback policy as may be notified to the Grantee from time to time, including any clawback policy adopted to comply with any Applicable Law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) as set forth in such clawback policy or the Incentive Agreement. Any such policy may subject a Grantee’s Incentive Awards, and amounts paid or realized with respect to Incentive Awards, under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, such events including but not limited to, an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
Section 8.10     Treatment for Other Compensation Purposes
The amount of any compensation received or deemed to be received by a Grantee pursuant to an Incentive Award will not be deemed part of a Grantee’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws, and will not be included in or have any effect on the determination of benefits under any other compensation or benefit plan, program or arrangement of the Company or an Affiliate, including any retirement, severance, group insurance, welfare benefits or other benefits plan, unless otherwise expressly provided in writing in such other plan, program or arrangement.
Section 8.11     No Obligation to Exercise Awards; No Right to Notice of Expiration Date
An Incentive Award of a Stock Option or a SAR imposes no obligation upon the Grantee to exercise the Incentive Award. The Company, its Affiliates and the Committee have no obligation to inform a Grantee of the date on which a Stock Option or SAR is no longer exercisable except for including such expiration date in the Grantee’s Incentive Agreement.
Section 8.12     Rule 16b-3 Securities Law Compliance for Insiders
While the Company is a Publicly Held Corporation, transactions under the Plan with respect to Insiders are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act to the extent Section 16 of the Exchange Act is applicable to the Company. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan will be interpreted to give effect to such intention, and to the extent any provision of the Plan or action by the Committee fails to so comply, it may be deemed null and void by the Committee, in its discretion, to the extent permitted by Applicable Law.
Section 8.13     Compliance with Code Section 409A
(a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Code Section 409A (“Section 409A”), such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Incentive Agreement to the contrary, the Committee may, without a Grantee’s consent, amend this Plan or Incentive Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Incentive Awards, including any such actions intended to (i) exempt the Plan or any Incentive Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Incentive Award’s grant date. The Company makes no representations or warranties as to an Incentive Award’s tax treatment under Section 409A or otherwise. The Company and its Subsidiaries will have no obligation under this Section 8.13 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Incentive Award and will have no liability to any Grantee or any other Person

Exhibit 10.1

if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Incentive Award upon a termination of a Grantee’s Employment relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Grantee’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Grantee’s Employment relationship. For purposes of the Plan or any Incentive Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Incentive Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Incentive Award to a “specified employee” (as defined under Section 409A as determined by the Committee) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Code Section 409A(a)(2)(B)(i), be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Incentive Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest) but not later than 60 days following the end of such six-month period. Any payments of “nonqualified deferred compensation” under such Incentive Award payable more than six months following the Grantee’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
Section 8.14     Persons Residing Outside of the United States and United Kingdom
Notwithstanding any provision of the Plan to the contrary, in order to comply with the Applicable Law or customs in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its discretion, will have the power and authority to (a) determine which Affiliates will be covered by the Plan; (b) determine which Persons employed outside the United States and United Kingdom are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Incentive Award granted to Persons who reside outside the United States and United Kingdom; (d) establish subplans and modify exercise procedures and terms and procedures to the extent such actions are deemed to be necessary or advisable; and any such subplans and modifications to the terms and procedures of the Plan that are established under this Section 8.14 will be attached to the Plan document as appendices or annexes; and (e) take any action, before or after an Incentive Award is made, that it deems advisable to obtain or comply with any Applicable Law or regulatory exemptions or approvals.
Section 8.15     No Restriction on Corporate Action
Nothing contained in the Plan will be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Incentive Award made under the Plan. No Grantee or other Person will have any claim against the Company, any Affiliate, the Board or the Committee as a result of any such action.
Section 8.16     Successors to Company
All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Section 8.17     Miscellaneous Provisions
(a)    No Grantee or other Person will have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, will be construed as giving any Grantee any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

Exhibit 10.1

(b)    By accepting any Incentive Award, each Grantee and each Person claiming by or through a Grantee will be deemed to have indicated his or her complete acceptance of all the terms and conditions of the Plan and the Incentive Agreement. Each Grantee acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Incentive Awards will be administered only in conformance with Applicable Law. To the extent Applicable Law permit, the Plan and all Incentive Agreements will be deemed amended as necessary to conform to Applicable Law.
(c)    The proceeds received from the sale of Shares pursuant to the Plan will be used for general corporate purposes of the Company.
(d)    No fractional Shares will be issued or delivered pursuant to the Plan or any Incentive Award, and the Company or Committee will determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto will be cancelled, terminated or otherwise eliminated.
Section 8.18     Severability
If any provision of the Plan or any Incentive Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Incentive Award, or would disqualify the Plan or Incentive Award under any Applicable Law, such provision will be (a) construed or deemed amended to conform to Applicable Law or (b) if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Incentive Award, such provision will be stricken as to such jurisdiction, Person or Incentive Agreement, and thereafter the remainder of the Plan and any such Incentive Agreement will remain in full force and effect.
Section 8.19     Third Parties under UK’s Contracts (Rights of Third Parties Act 1999)
No third party has any rights under the United Kingdom’s Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.
Section 8.20     Rules of Construction
In the interpretation of the Plan, except where the context otherwise requires:
(a)    “including” or “include” does not denote or imply any limitation;
(b)    “or” has the inclusive meaning “and/or”;
(c)    the singular includes the plural, and vice versa, and each gender includes each of the others;
(d)    captions or headings are only for reference and are not to be considered in interpreting the Plan;
(e)    any grammatical form or variant of a term defined in the Plan will be construed to have a meaning corresponding to the definition of the term set forth herein;
(f)    the terms “hereof,” “hereto,” “hereunder” and similar terms in the Plan refer to the Plan as a whole and not to any particular provision of the Plan;
(g)    “Section” refers to a Section of the Plan, unless otherwise stated in the Plan; and
(h)    a reference to any statute, rule, or regulation includes any amendment thereto or any statute, rule, or regulation enacted or promulgated in replacement thereof.
Section 8.21     Governing Law
The Plan will be interpreted, construed and constructed in accordance with the laws of England and Wales, without regard to conflict of laws principles.

Exhibit 10.1

Section 8.22     Shareholder Approval
The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholders’ approval will be obtained in the manner and to the degree required under Applicable Law.
IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, on the date specified below, to be effective as of the Effective Date.

Ensco plc
By:    /s/ Gilles Luca_____________________
Name:    Gilles Luca
Title:    Sr. Vice President
Date:    28 March 2018

Exhibit 10.1

ANNEX 1
TO THE
ENSCO PLC 2018 LONG-TERM INCENTIVE PLAN
This Annex 1 to the Plan is intended to be a separate plan which governs Incentive Awards granted to Consultants and Outside Directors of the Company. Awards granted pursuant to this Annex 1 are subject to all of the terms and conditions set forth in the Plan except as modified by the following terms and provisions which will replace and/or supplement certain terms and provisions of the Plan as indicated herein.
SECTION 1.
GENERAL PROVISIONS RELATING TO PLAN GOVERNANCE,
COVERAGE AND BENEFITS
Section 1.1    Background and Purpose
The following will replace the second paragraph of Section 1.1 of the Plan but only with respect to Awards to Consultants and Outside Directors:
The purpose of this Annex 1 is to foster and promote the long-term financial success of the Company and to increase shareholder value by: (a) encouraging the commitment of selected key Consultants and Outside Directors, (b) motivating superior performance of key Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Consultants and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s shareholders, (d) attracting and retaining key Consultants and Outside Directors by providing competitive compensation opportunities, and (e) enabling key Consultants and Outside Directors to share in the long-term growth and success of the Company.
Section 1.2    Definitions
The following definitions replace or supplement the definitions in Section 1.2 of the Plan but only with respect to Awards to Consultants and Outside Directors:
“Consultant” means an independent agent, consultant, attorney, or any other individual who is not an Outside Director or an Employee and who, in the opinion of the Committee, is (i) in a position to contribute to the growth or financial success of the Company (or any Affiliate), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Affiliate), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Employment” means that the individual is engaged as a Consultant or Outside Director, by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Code Section 424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship will be determined at the time of the corporate action described in Code Section 424(a). The term “Employment” will include (i) active performance of agreed services by a Consultant for the Company (or any Parent or Subsidiary) or (ii) current membership on the Board by an Outside Director, and termination of Employment will mean that such Services are no longer being provided by such Consultant or the individual is no longer an Outside Director, as applicable. Notwithstanding anything herein to the contrary, for purposes of the Plan, the termination of Employment of an Consultant or Outside Director will not result in the payment of any amount hereunder that is subject to, and not exempt under, Code Section 409A, unless such termination constitutes a “separation from service” as defined under Code Section 409A.
All determinations hereunder regarding Employment or termination of Employment, and separation from service for purposes of Code Section 409A, will be made by the Committee in its discretion.

Exhibit 10.1

“Grantee” will mean any Outside Director or Consultant who is granted an Incentive Award under the Plan.
“Outside Director” will mean a Director who, at the time of grant of an Incentive Award, is not an Employee.
“Stock Option” will mean a Nonstatutory Stock Option. For the avoidance of doubt, in accordance with Code Section 422, only an Employee may be granted an ISO.
The following definitions in Section 1.2 of the Plan will be amended in the following ways with respect to Awards to Consultants and Outside Directors:
At the end of the definition of “Committee,” the following paragraph will be added:
Notwithstanding any other provision of the Plan, any Incentive Awards that are to be granted under the Plan to Outside Directors will be approved by the Board, or made in accordance with a policy or program that is approved by the Board; provided, however, the Committee may recommend such Incentive Awards, policy or program to the Board for its approval. With respect to grants of Incentive Awards to Outside Directors, all rights, powers and authorities vested in the Committee under the Plan with respect thereto will instead be exercised by the Board, and thus any reference in the Plan to the Committee will be deemed to include a reference to the Board when acting in such capacity. When the Board exercises its authority to act in its capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it will so designate with respect to any action that it undertakes in such capacity.
Section 1.3    Share Reserve of Common Stock Available for Incentive Awards
Shares offered or subject to Incentive Awards granted under this Annex 1 will count towards the limits set forth in Section 1.4 and Section 1.5. No Incentive Awards may be granted under this Annex 1 which would cause the limits set forth in Section 1.4 and Section 1.5 to be exceeded.
Section 1.4    Eligibility
The following provision will replace Section 1.7(a) of the Plan with respect to Awards to Outside Directors and Consultants:
Incentive Awards may be granted only to an individual who, at the time of grant, is an Outside Director or Consultant. The Committee will from time to time designate those Outside Directors and Consultants, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares, Stock Options, rights or units, as the case may be, which will be granted to each such individual, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

Exhibit 10.1

SECTION 2.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
Section 2.1    Grant of Stock Options
The following provision will replace Section 2.1 of the Plan with respect to Awards to Outside Directors and Consultants:
The Committee is only authorized to grant Nonstatutory Stock Options to Outside Directors and Consultants, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee will determine in its discretion. Successive grants may be made to the same Grantee regardless of whether any Stock Option previously granted to such person remains unexercised. For the avoidance of doubt, the Committee cannot grant ISOs to Outside Directors and/or Consultants under this Plan.